SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K/A

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

                   NEW ENGLAND BUSINESS SERVICE, INC.
                   ----------------------------------
          (Exact name of registrant as specified in its charter)

Delaware                          1-11427           04-2942374
--------                       -------------    -------------------
(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)    Identification No.)

        500 Main Street, Groton, MA                     01471
    ------------------------------------------------------------
    (Address of principal executive offices)          (ZIP Code)

Registrant's telephone number, including area code:  (978) 448-6111
                                                     --------------



<PAGE 1>


Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

On June 2, 2003, the merger (the "Merger") of Centurion Sub, Inc. ("Centurion Sub"), an indirect wholly-owned subsidiary of New England Business Service, Inc. (the "Company"), with and into Safeguard Business Systems, Inc. ("Safeguard Business Systems"), as contemplated by the Merger Agreement, dated as of April 23, 2003 (the "Merger Agreement"), by and among the Company, Centurion Sub and Safeguard Business Systems, was consummated. As a result of the Merger, Safeguard Business Systems is now an indirect wholly-owned subsidiary of the Company.

In the Merger, each share of common stock of Safeguard Business Systems was converted into the right to receive (1) an immediate cash payment of $8.1821 per share, and (2) at the times stated in and subject to the terms and conditions of the payment and escrow agreement entered into in connection with the Merger, possible additional cash payments up to an aggregate amount currently estimated to be $1.4246 per share.

The Company obtained financing for the payment of the merger consideration in the Merger and the retirement of certain indebtedness of Safeguard Business Systems through a loan in the ordinary course of business under a committed credit facility with Fleet National Bank and certain other financial institutions. Safeguard Business Systems manufactures checks, checkwriting systems and business forms, and sells such products, together with other printed products, promotional items and corporate apparel, through a network of approximately 360 distributors in the U.S. and Canada.

The foregoing description of the Merger, Merger Agreement and the related payment and escrow agreement is qualified in its entirety by reference to the full text of such agreements and to the press release issued by the Company on June 2, 2003, which are filed as Exhibits 2.1, 2.2 and 99 to its Current Report on Form 8-K dated June 2, 2003 which are incorporated herein by reference.

<PAGE 2>

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

(a)   Financial Statements of Business Acquired

Financial statements required by this item appear beginning on page F-1 of this Current Report on Form 8-K/A.



(b)   Pro Forma Financial Information

Pro forma financial information required by this item appear beginning on page F-26 of this Current Report on Form 8-K/A.




(c)  Exhibits.
--------------

* 2.1 Merger Agreement, dated as of April 23, 2003, by and among New England Business Service, Inc., Centurion Sub, Inc. and Safeguard Business Systems, Inc.

* 2.2 Payment and Escrow Agreement, dated as of June 2, 2003 by and among New England Business Service, Inc., Joann McNiff, as Representative, and SunTrust Bank.

   23   Independent Auditors Consent

*  99   Press release dated June 2, 2003.


*Previously filed on Form 8-K dated June 2, 2003.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEW ENGLAND BUSINESS SERVICE, INC.
                                      ----------------------------------
                                                (Registrant)

August 15, 2003                          DANIEL M. JUNIUS
---------------                          ----------------------------
    Date                              Daniel M. Junius
                                      Executive Vice President, Chief
                                      Financial Officer and Treasurer

<PAGE 3>



                 Index to Consolidated Financial Statements


Safeguard Business Systems, Inc. and Subsidiaries                  Page
-------------------------------------------------                  ----

Report of Independent Public Accountants                           F-2

Consolidated Financial Statements for the Year Ended
        December 31, 2002                                          F-3

Unaudited Consolidated Financial Statements for the Three Months Ended
        March 31, 2003                                             F-22






































<PAGE F-1>

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Safeguard Business Systems, Inc. and Subsidiaries
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Safeguard Business Systems, Inc. and Subsidiaries (Company) as of December 31, 2002, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the financial statements, in 2002 the Company changed its method of accounting for intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
February 18, 2003
(June 2, 2003 as to Note Q)


<PAGE F-2>


                 SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2002
                             (Dollars in thousands)
                               ASSETS                                           2002
                               ------                                         ---------
Current assets:
      Cash                                                                    $     600
      Marketable securities                                                         375
      Trade receivables, net of allowance of $253                                18,512
      Distributor receivables, net of discount and allowance of $620                537
      Other receivables                                                             405
      Inventories                                                                 4,215
      Deferred income taxes                                                         188
      Other current assets                                                          987
                                                                              ---------
            Total current assets                                                 25,819
Distributor receivables, net of discount and allowance of $1,406                  1,218
Property, plant and equipment, net of accumulated depreciation of $3,909          8,589
Deferred income taxes                                                             6,093
Other assets                                                                        108
Intangible assets, net of accumulated amortization of $4,007                     36,384
                                                                              ---------
            Total assets                                                      $  78,211
                                                                              =========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------
Current liabilities:
      Current debt obligations                                                $   7,170
      Accounts payable                                                           10,342
      Accrued expenses                                                            9,379
                                                                              ---------
            Total current liabilities                                            26,891
Long term debt                                                                    8,168
Other liabilities                                                                 4,553
Commitments and contingencies                                                         -
                                                                              ---------
            Total liabilities                                                    39,612
                                                                              ---------
Stockholders' equity:
   Common stock, par value $.01 a share:
      Authorized 8,000,000 shares,
      Issued and outstanding 5,296,618 shares                                        53
   Additional paid-in capital                                                    31,318
   Deferred stock compensation                                                     (211)
   Retained earnings                                                              7,691
   Accumulated other comprehensive loss                                            (252)
                                                                              ---------
            Total stockholders' equity                                           38,599
                                                                              ---------
            Total liabilities and stockholders' equity                        $  78,211
                                                                              =========

See notes to consolidated financial statements.


<PAGE F-3>

                   SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                        FOR THE YEAR ENDED DECEMBER 31, 2002
                              (Dollars in thousands)
                                                                               2002
                                                                             ---------
Net sales                                                                    $ 158,194
Operating costs and expenses:
      Cost of sales                                                             77,134
      Selling expense                                                           59,393
      General and administrative
        expense                                                                 14,000
      Amortization expense                                                       1,844
                                                                             ---------
           Total operating costs and
            expenses                                                           152,371
                                                                             ---------

Operating income                                                                 5,823
Other expense, net                                                                 (78)
                                                                             ---------
Income before income taxes                                                       5,745
Income tax provision                                                            (1,777)
                                                                             ---------
Net income                                                                       3,968
Other comprehensive loss, net of
     tax benefit:
      Foreign currency translation
        adjustment                                                                 (18)
                                                                             ---------
Comprehensive income                                                         $   3,950
                                                                             =========



See notes to consolidated financial statements.



<PAGE F-4>


                 SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED DECEMBER 31, 2002
                              (Dollars in thousands)

                                         Additional    Deferred                     Other
                          Common Shares    Paid In       Stock       Retained   Comprehensive
                         Shares  Amount    Capital    Compensation   Earnings        Loss      Total
                        -------  ------  ----------   ------------  ----------  ------------- -------
Balance -
  December 31, 2001       5,294   $  53   $  31,199    $     (230)   $   3,723   $     (234)  $34,511

Amortization of
  deferred
  compensation                                                135                                 135

Grant of stock
  options                                       121          (121)                                  -

Cancellation of
  stock options                                  (5)            5                                   -

Exercise of stock
  options                     3                   3                                                 3

Net income                                                               3,968                  3,968

Other comprehensive
  loss                                                                               (18)         (18)
                        -------  ------   ---------    -----------   ---------   ------------  ------

Balance -
  December 31, 2002       5,297   $  53   $  31,318    $     (211)   $   7,691   $     (252)  $38,599
                        =======  ======   =========    ===========   =========   ===========  =======


See notes to consolidated financial statements.


<PAGE F-5>


                    SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENT OF CASH FLOWS
                          FOR THE YEAR ENDED DECEMBER 31, 2002
                              (Dollars in thousands)
                                                                          2002
                                                                      ------------
Cash flows from operating activities:
    Net income                                                        $      3,968
    Adjustments to reconcile net income to
       net cash provided by operating activities:
      Amortization                                                           1,844
      Depreciation                                                           2,281
      Gains from demutualization                                              (522)
      Deferred income tax provision                                          1,777
      Amortization of deferred stock compensation                              135
      Non-cash interest                                                        264
      Changes in operating assets and liabilities:
         Receivables                                                           685
         Inventories                                                          (125)
         Distributor receivables                                               803
         Other assets                                                         (171)
         Accounts payable                                                      (25)
         Accrued restructuring expense                                        (673)
         Accrued reorganization costs                                         (872)
         Accrued expenses and other liabilities                               (230)
                                                                      ------------
           Net cash provided by operating activities                         9,139
                                                                      ------------
Cash flows from investing activities:
    Purchase of machinery and equipment                                     (1,738)
    Proceeds from sale of marketable securities                                147
                                                                      ------------
           Net cash used in investing activities                            (1,591)
                                                                      ------------
Cash flows from financing activities:
    Repayment of long-term debt and capital lease obligations               (6,023)
    Net borrowings (repayments) under revolving loans                       (1,757)
    Proceeds from exercise of stock options                                      3
                                                                      ------------
           Net cash used in financing activities                            (7,777)
                                                                      ------------
Effect of exchange rates on cash                                                 2
                                                                      ------------
Net decrease in cash                                                          (227)
Cash at beginning of year                                                      827
                                                                      ------------
Cash at end of period                                                 $        600
                                                                      ============

Supplemental disclosure of non-cash investing and financing activities:
  Capital lease obligations of $1,120 were incurred during 2002 to acquire certain machinery and equipment.
  Receipt of marketable securities with a value of $522 as a result of demutualization of insurance providers.

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest:  	                           $ 2,183
    Cash paid during the year for taxes:                                   $   171

See notes to consolidated financial statements.

<PAGE F-6>


              SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED DECEMBER 31, 2002
                              (Dollars in thousands)


A.  Description of the business

Safeguard Business Systems, Inc (the "Company" or "Safeguard") provides a broad selection of printed, imaging and marketing solutions through its independent distributor network. The Company's customers are primarily local businesses located throughout North America.

The Company markets all of its products through a network of independent distributors who are compensated on a commission basis. The Company sells and ships its products directly to the end-users. The invoicing and collection functions related to these customers are performed by the Company.

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. Credit risk on trade receivables is minimized as a result of the large number of customers, relatively low dollar value of individual customer account balances, and the dispersion among different businesses and geographic regions. As of December 31, 2002, the Company had no significant concentrations of credit risk.

B.  Summary of Significant Accounting Policies

FRESH START ACCOUNTING - The Company's Consolidated Financial Statements presented herein reflect the application of "fresh start" accounting effective January 2, 2001, the Effective Date of the Company's reorganization. Accordingly, a new accounting basis for reported asset and liability amounts has been established as of the Effective Date. See Note P for additional discussion.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Safeguard Business Systems, Inc. and subsidiaries. All material inter-company accounts and transactions have been eliminated.

MARKETABLE SECURITIES - The Company classifies marketable securities as available-for-sale and values them at fair market value as of the date of the balance sheet. At December 31, 2002, the fair market value of securities owned by the Company was $375.

DISTRIBUTOR RECEIVABLES - The Company recognizes distributor receivables, discounted to reflect the present value of future cash flows, and net of allowances. See additional discussion in Note F.

INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out method) or market. See additional information in Note D.


<PAGE F-7>


PROPERTY, PLANT AND EQUIPMENT:
On January 2, 2001, the Effective Date, the Company revalued all property, plant and equipment at its estimated fair value as part of fresh start accounting. Assets added subsequent to the Effective Date are stated at cost. The provision for depreciation is based on the estimated useful lives, ranging from 3 to 12 years, of the related assets computed by the straight-line method. See additional information in Note E.

The Company applies the guidance of Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" to costs related to the development of a new Customer Support System. The capitalized costs were incurred after the preliminary project stage was completed, and it was determined that the project would be completed and used to perform its intended function.

INTANGIBLE ASSETS - Based on an independent valuation at the Effective Date, intangible assets were recognized on the Company's consolidated balance sheet. The Customer and Distributor Base is amortized on a straight line basis over 15 years. See further discussion in Note C.

ACCOUNTS PAYABLE - Included in accounts payable are $2,553 of outstanding checks at December 31, 2002.

REVENUE RECOGNITION - Revenues are recognized as products are shipped and title passes or as services are performed.

SHIPPING AND HANDLING FEES - In accordance with Emerging Issues Task Force Bulletin 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company has included amounts billed to customers for shipping and handling in net sales and the costs incurred for shipping and handling as costs of sales. The amount of shipping and handling included in net sales is $9,499.

COMPENSATORY STOCK PLANS - At December 31, 2003, the Company has four stock-based employee compensation plans, which are described more fully in Note K. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Because the exercise prices of the options issued were below the market values of the stock on the dates of grant, the Company has recognized compensation cost arising from the stock options granted. The total compensation recognized from 2002 options issued was $121, and $135 was expensed in 2002, as the related options from 2002 and past years vested. Deferred compensation of $211 on the Consolidated Balance Sheet at December 31, 2002 reflects future compensation costs to be incurred as a result of these option plans. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                               2002
                                                           ------------
Net income, as reported                                    $      3,968
Deduct:  Total stock-based employee
   compensation expense determined
   under fair value based method for
   all awards, net of related tax effects                          (133)
                                                           ------------
Pro forma net income                                       $      3,835
                                                           ============

<PAGE F-8>



BILL ONLY DISTRIBUTOR PAY - The Company earns a fee on certain items sold by distributors which are not part of the Safeguard Business Systems product line. Under this plan, the distributor arranges the sale of the product to the customer and the distributor directly pays the vendor for the product. The Company then bills the customer and earns a fee. This fee is included in other expense, net on the Consolidated Statement of Operations. See Note M for further information regarding other expense.

INCOME TAXES - Income taxes are determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax basis of liabilities and assets using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets if it is more likely than not that the assets will be realized in future years. A valuation allowance has been established for deferred tax assets for which realization is not likely. See Note N for further information relating to income taxes.

COMPREHENSIVE INCOME - The accumulated other comprehensive loss in the consolidated balance sheet as of December 31, 2002 consists of foreign currency translation adjustments.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

ACCOUNTING PRONOUNCEMENTS - In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS No. 142 provides specific guidance for testing intangible assets that will not be amortized for impairment.
In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. SFAS No. 142 was adopted by the Company effective January 1, 2002. As a result, the Tradename is no longer systematically amortized, but is subject to independent valuation and tested for impairment. The Company has elected September 30 as the measurement date for annual valuation and impairment consideration.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant effect on the Company's financial position or results of operations.

<PAGE F-9>


In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of this statement related to the rescission of SFAS No. 4 are effective for fiscal years beginning after May 15, 2002. Certain provisions of the statement relating to SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of the statement are effective for financial statements issued on or after May 15, 2002. The adoption of SFAS No. 145 did not have a significant effect on the Company's financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a significant effect on the Company's financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others," which is being superseded. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions of this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company is in the process of evaluating the impact this Interpretation will have on its financial statements when adopted in 2003.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." The Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company is not a party to any variable interest entities covered by the Interpretation.

FOREIGN CURRENCY TRANSLATION - The Company's Canadian operations use the Canadian dollar as the functional currency. Accordingly, assets and liabilities of the Canadian operations are translated to the U.S. dollar at year-end exchange rates. As a percentage of consolidated total assets, the Company's Canadian operations were 3% at December 31, 2002. The income and expenses of the Canadian operations are translated at average exchange rates during the year. The Company's Canadian operations comprised 2% of consolidated total net sales in 2002, and 0% of net income in 2002. Gains or losses resulting from foreign currency translation are recorded in other comprehensive income.


<PAGE F-10>


C.  Intangible Assets

Intangible assets consist of a Distributor and Customer Base and Tradename. These intangible assets were recognized, based upon independent appraisal, as part of the fresh start accounting on January 2, 2001. The Distributor and Customer Base is being amortized over a 15 year period, and is reflected on the Consolidated Balance Sheet at $23,962 at December 31, 2002, net of accumulated amortization of $3,695. The Tradename is reflected on the Consolidated Balance Sheet at $12,422 at December 31, 2002, net of accumulated amortization of $312. Amortization of the Tradename ceased December 31, 2001 pursuant to SFAS No. 142. See Note B for further information regarding accounting pronouncements.

D.  Inventories

Included in inventories at December 31:

                                                               2002
                                                           ------------

Raw materials                                              $      2,793
Work-in-process                                                     182
Finished goods                                                    1,240
                                                           ------------
    Total inventories                                      $      4,215
                                                           ============

 E.  Property, Plant and Equipment

     Included in property, plant and equipment December 31:

                                                                 Depreciable
                                                        2002        Lives
                                                     ----------  -----------

Land                                                 $       70      N/A
Building and improvements                                 1,083   1-5 years
Machinery and equipment                                  11,345   3-7 years
                                                     ----------  -----------
                                                         12,498
Less accumulated depreciation                            (3,909)
                                                     ----------
    Total property, plant and equipment              $    8,589
                                                     ==========


<PAGE F-11>



F.  Distributor Receivables

The Company's independent distributors have contracts granting them either exclusive geographic or account protection rights. The distributors holding these rights may, at some point, desire and be eligible to transfer their commission rights to buyers who agree to make payments out of future commissions or who accept reduced commissions. Prior to 1986, the Company facilitated the transfer of selling distributors' rights, (primarily sellers with exclusive geographic territories) to buyers who were granted account protection rights, by offering the sellers incentives to transfer their commission rights. Most often the incentives consisted of down payments or guaranteed payments to the sellers. The transfers between the buyers and sellers typically relate solely to account protection rights.
The Company's goal in facilitating the transfer of or in acquiring distributors' rights was to obtain the opportunity to increase the number of distributors marketing its products. The Company, for the same business purpose, also made cash advances to distributors, who agreed to repay all such amounts from future commissions. The Company's distributor receivables associated with account protection rights at December 31, 2002 totaled $1,755, net of deferred interest income of $1,021 and reserves of $1,005. $537, net of deferred interest, is recognized as current receivables at December 31, 2002. The Company anticipates substantially all of these receivables to be collected within 4 years, with minimal amounts extending beyond 4 years.

G.  Accrued Expenses

At December 31, 2002, accrued expenses consist of $5,703 of accrued commissions and $3,676 of accrued personnel related costs and other accrued expenses.

H.  Employee Benefit Plans

The Company has a contributory savings plan for employees meeting certain requirements. The plan allows eligible employees to contribute from 2% to 15% of their compensation, including overtime, bonuses and shift differential. The Company contributes a matching amount equal to 100% of the first 3% of an employee's salary contributed under the Plan. Employees become eligible for the Company matching contribution after one year of employment. Contributions are invested in various fixed income, security or equity funds as designated by the employee. The Company's matching contributions were $548 in 2002. The Company also has a noncontributory profit-sharing plan for the benefit of eligible full-time employees. The Company's contributions are voluntary and at the discretion of the Board of Directors. No contributions were made to the plan in 2002.


<PAGE F-12>

I.  Debt

The Company's debt outstanding at December 31:

                                                                   2002
                                                                 ----------

Collateralized revolving loan - Foothill Capital Corporation     $    7,613
Term loan - Foothill Capital Corporation                              2,800
Term loan - Foothill Income Trust, LP                                 3,917
Capital lease obligations                                             1,008
                                                                 ----------
                                                                 $   15,338
Less current debt obligations                                        (7,170)
                                                                 ----------
               Total long-term debt                                  $8,168
                                                                 ==========


The Company entered into a Term Loan and Security Agreement with Foothill Capital Corporation ("FCC"), which includes a Revolving Loan and a Term Loan. The Revolving Loan allows for borrowing against eligible accounts receivable and inventories up to a maximum of $23,000. The agreement provided the Company with a term loan for $4,000. Borrowings under the Loan and Security Agreement bear interest at a variable rate, based on a formula using prime or LIBOR, with a minimum annual rate of 7.0%. The annual rate in effect at December 31, 2002 was 7.0%. Amounts borrowed under this agreement mature on December 31, 2005. At December 31, 2002, the Company had $4,016 in additional borrowing capacity under the Revolving Loan. The agreement provided for principal payments under the term loan in monthly installments of $100 from January 1, 2002 through September 1, 2003, $433 on October 1, 2003, $525 on November 1, 2003, and $942 on December 1, 2003.

A Term Loan and Security Agreement was entered into by the Company and Foothill Income Trust, under the Plan of Reorganization. The agreement provided $12,317 under a term loan which bears interest at the rate of 13% per annum. Principal payments in monthly installments of $425 from January 1, 2003 to September 1, 2003 and $92 on October 1, 2003 are required.

The Term Loan and Security Agreements contain, among others, financial covenants related to the maintenance of certain financial ratios, including minimum earning levels and fixed charge coverage. Other contractual terms limit outstanding letters of credit to $3,000 and impose termination fees on the FCC facility if terminated prior to the termination date.

The following table represents future payments of debt as of December 31, 2002:

                             Capital Leases Term Loans Revolving Loan  Total
                             -------------- ---------- -------------- ------

2003                          $       512   $   6,717                 $7,229
2004                                  333                                333
2005                                  243                                243
2006                                   11                    7,613     7,624
Thereafter                              4                                  4
Less amount representing
   interest                           (95)                               (95)
                              ------------  ---------  -----------   -------
Total                         $     1,008   $   6,717  $     7,613   $15,338
                              ============  =========  ===========   =======

<PAGE F-13>


J.  Other Liabilities

In April 1986, the Company entered into agreements with eight of its then executive officers, providing certain payments in the event of termination of employment occurring after a change in ownership or control. Employment of those officers terminated subsequent to a change in control of the Company in December 1986. Payments are due to the former officers in varying amounts through 2008. Aggregate payments due during the next five years are: 2003 - $50; 2004 - $750; 2005 - $50; 2006 - $936; 2007 - $0; and $3,191 thereafter.
The present value of these payments, $2,923, is included in the Company's balance sheet. The Company has purchased life insurance policies to neutralize cash flows over the respective lives of the former employees.

The Company provides health care benefits to certain retired employees through an unfunded plan. Only a limited number of retired employees are eligible to participate in this plan. No additional employees or retirees may enter this plan. The plan guarantees health insurance coverage for the retiree and their spouses (where applicable) for the remainder of their lives. The retiree is required to contribute a nominal amount toward their coverage. The following table sets forth a reconciliation of the benefit obligation and accrued benefit costs related to this plan for 2002:


                                                                       2002
                                                                     --------

Service cost - benefits earned during this period                    $   -
Interest cost on the accumulated obligation                               53
                                                                    --------
Net periodic postretirement expense                                       53
                                                                    ========

Accumulated benefit obligation at January 1, 2002                    $   707
Service cost                                                             -
Interest cost                                                             58
Benefit payments                                                         (67)
                                                                    --------
Accumulated benefit obligation recognized at December 31             $   698
                                                                    ========

Assumptions:
   Discount rate                                                         7.5%
   Rate of annual benefit increases                                     12.0%


<PAGE F-14>

K.  Common Stock

The Company has 8 million shares authorized, with a stated value of $0.01 per
share.   At December 31, 2002, there were 5,296,618 shares outstanding, including 294,118 restricted to the United Safeguard Distributors Association ("USDA"). These restricted shares will vest equally over three years.

Warrants - Warrants were issued to former San Jacinto shareholders with the right to acquire 653,595 shares of Safeguard stock at $15.31 per share. The warrants expire in 2011.

Stock option plans - As of December 31, 2002, the Company had established four stock option plans. In the first plan, 294,118 shares have been reserved for option grants to Company management. Options to purchase 285,000 of these shares were granted on the Effective Date, at an exercise price of $1.26. These shares vest equally over three years. Stock compensation expense of $109 was recognized during 2002 for this first grant. From this initial grant, 42,500 options have been cancelled. Another 51,000 of these options were granted in October 2002, at an exercise price of $1.26. These shares vest equally over three years. Stock compensation expense of $7 was recognized during 2002 for this second grant.

In the second plan, options to purchase up to 147,059 shares may be granted to the USDA and allocated among its members. In the third option plan, options to purchase up to 147,059 shares may be granted to certain members of the Company's management. In both the second and third option plans, 29,412 shares are available to be granted as options as of December 31 of each year for up to five of the first seven consecutive fiscal years beginning with 2001 in which the Company exceeds certain income goals for such year. If these goals are not met, the options may never be granted. In 2002 no options were granted pursuant to these plans. Options granted under these plans vest either immediately or over three years, and expire January 2, 2011.

In February 2002, the Company created a fourth stock option plan for the benefit of the non-employee members of its Board of Directors. Granted under this plan were options to purchase 250,000 shares of the Company's stock, at an exercise price of $2.75 per share. These shares vest in the following manner: 50% at December 31, 2002; 25% at December 31, 2003; and 25% at December 31, 2004.

In accordance with Accounting Principles Board Opinion No. 25, the Company has recognized compensation cost arising from the February 2002 stock options granted at a discount to the fair value of the stock. The total deferred stock compensation recognized in 2002 was $38, of which $19 has been expensed through December 31, 2002.

<PAGE F-15>


The following table summarizes grant activity during the year:

                                                                   Number of
                                                                     Shares
                                                                  -----------
Outstanding, beginning of year (weighted average price
of $1.26 per share)                                                  260,000
Granted February 2002 (weighted average price of $2.75
per share)                                                           250,000
Granted October 2002 (weighted average price of $1.26
per share)                                                            51,000
Cancelled                                                            (17,500)
Exercised                                                             (2,500)
                                                                  ----------
Outstanding, December 31 (weighted average price
   of $1.95 per share)                                               541,000
                                                                  ==========
Exercisable, December 31, 2002                                       205,000
                                                                  ==========


L.  Leases

The Company conducts a portion of its operations using leased facilities, machinery and equipment. Operating leases expire at various dates through 2006. Leased property under capital lease at December 31, 2002 has a net carrying value of $1,098, and consists principally of machinery and equipment.

The Company is obligated under a lease for a facility in Tustin, California, which is not used in Company operations. The facility has been subleased. Since the Company's lease obligation is greater than the sublease, the Company's balance sheet includes a liability of $1,051 at December 31, 2002, which represents the net present value of the shortfall of the sublease income, as compared to the Company's lease obligations. At December 31, 2002, the current portion, or $310 of this liability, is recorded as other accrued expenses, and $741 is recorded as other long-term liabilities. The amounts due from the sublessee are $420, and $433 for 2003 and 2004, respectively. Commitments for this lease are $720, $743, and $571 for 2003, 2004 and 2005, respectively. The Company entered into agreements in February 2003 to terminate the sublease and re-sublease the facility to a new sublessee. The present value of the payments under the new sublease will be greater than the present value of the payments under the old sublease.

Total rental expense for all operating leases (including leases with initial
or remaining terms of one year or less) was $3,282 in 2002.   The following
table represents future minimum lease payments as of December 31, 2002:

                                                                 Operating
                                                                   Leases
                                                                ----------
2003                                                            $    3,056
2004                                                                 2,652
2005                                                                 1,767
2006                                                                   102
                                                                ----------
                                                                $    7,577
                                                                ==========

<PAGE F-16>

M.  Other Expense, net

Other expense, net consists of the following at December 31:

                                                                     2002
                                                                 ---------
Interest income - distributor receivables                        $     345
Interest expense                                                    (2,410)
BODP income                                                            291
Other income, net                                                    1,696
                                                                 ---------
Total other expense, net                                         $     (78)
                                                                 =========



N.  Income Taxes

The components of income before income taxes for the year ended December 31, 2002 consists of:

                                                                     2002
                                                                   --------
Domestic                                                           $  5,750
Foreign                                                                  (5)
                                                                   --------
Total                                                              $  5,745
                                                                   ========


The income tax provision for the year ended December 31, 2002 consists of:

Current:                                                              2002
                                                                    --------
  Federal                                                           $   (165)
  State                                                                    7
                                                                    --------
Total current                                                           (158)
                                                                    --------

Deferred:
  Federal                                                           $  2,061
  State                                                                 (126)
                                                                    --------
Total deferred                                                         1,935
                                                                    --------

Total provision                                                     $  1,777
                                                                    ========


<PAGE F-17>

N.  Income Taxes (continued)

Income taxes recorded by the Company differ from the amounts computed by applying the statutory U.S. federal income tax rate to the income before income taxes. The following schedule reconciles the income tax provision at the statutory rate and the actual income tax provision as reflected in the Consolidated Statement of Operations:

                                                                     2002
                                                                   ---------
Income before income taxes                                         $   5,745
                                                                   ---------

Tax provision at federal statutory rate                                1,953
State income taxes, net of federal benefit                               (79)
Limitation of foreign tax benefits                                         2
Alternative minimum taxes                                               (165)
Other permanent items                                                     66
                                                                   ---------
Tax provision                                                      $   1,777
                                                                   =========


The tax effects of the significant temporary differences giving rise to the Company's deferred tax assets (liabilities) at December 31, 2002 are as follows:

Current                                                        2002
                                                             --------
  Various reserves and accruals                              $    463
  Valuation allowance                                            (275)
                                                             --------
Total current                                                     188
                                                             --------
Non-current
  Net operating losses ("NOL's")                               47,002
  Intangible assets                                           (13,775)
  Distributor receivables                                        (664)
  Deferred compensation                                         1,107
  Fixed assets                                                  1,582
  Other assets                                                    934
  Valuation allowance                                         (30,093)
                                                             --------
Total non-current                                               6,093
                                                             --------

Total net deferred tax asset                                 $  6,281
                                                             ========


<PAGE F-18>

N.  Income Taxes (continued)

Management has concluded, after considering all available evidence, including the Company's history of earnings from prior years (after adjustments for nonrecurring items, restructuring charges, permanent differences, and other appropriate adjustments), it is more likely than not that the Company will generate sufficient taxable income in the appropriate carryforward periods to realize the benefit of certain net operating losses and future deductible temporary differences. The total net deferred tax assets (both current and non-current) have been reduced to the amount management considers realizable by establishing valuation allowances aggregating $30,368 as of December 31, 2002. Based on the weight of available evidence, management has concluded that more likely than not, its future taxable income will be sufficient to support the current recognition of total net deferred tax asset of $6,281 at December 31, 2002.

The valuation allowances have been established due to management's analysis indicating that certain federal and state NOL's and tax credit carryforwards, the use and life of which are limited under the income tax laws, may expire prior to their full utilization. During 2002, the valuation allowance decreased by $148.

As of December 31, 2002, the Company had domestic NOL's for federal income tax purposes of approximately $132,180, after consideration of the statutory reductions prescribed by Internal Revenue Code ("IRC") Section 382(l)(5) and IRC Section 108(b) during 2001. The Company's NOL's are available to reduce future federal taxable income and expire in varying amounts from the years 2005 through 2017.

Under IRC Section 108(a), the discharge of liabilities subsequent to a Chapter 11 proceeding results in income that is excluded from the Company's taxable income. However, the amount excluded must be applied to, and reduce, the Company's NOL's. The resulting reduction in the Company's NOL's was $43,495.

Since the creditors acquired more than 50% of the common stock of the Company, an ownership change under Section 382 of the IRC occurred which could limit the utilization of the Company's NOL's. However, under the bankruptcy exception IRC Section 382(l)(5), the Company's NOL's should not be limited. Under this exception the Company reduced the NOL by the sum of all interest paid or accrued on the indebtedness converted to stock during: (i) the year in which the indebtedness was converted to stock, and (ii) the three years preceding the year in which the reorganization occurred. The total amount of such interest is $18,751.

O.  Contingencies

The Company is involved in various legal proceedings arising in the normal course of its business. The determination of the legal proceedings on the results of operations or the financial condition of the Company cannot be determined at this time, but in the opinion of management are not, singularly or in the aggregate, material to the Company's financial position or results of operations.


<PAGE F-19>

P.  Bankruptcy Proceedings and Basis of Presentation

San Jacinto Holdings Inc. ("San Jacinto"), former parent of the Company, filed a Voluntary Petition for Relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on May 12, 2000 with the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"), case number 00-33175-HCA-11. Under Chapter 11 of the Bankruptcy Code, San Jacinto had an exclusive right to file a plan of reorganization for the first 120 days. On September 1, 2000 San Jacinto filed its Initial Plan of Reorganization under Chapter 11. On December 28, 2000, the Bankruptcy Court confirmed the Amended Plan of Reorganization, with supplemental modifications, ("Plan of Reorganization") which was effective January 2, 2001.

Under the Plan of Reorganization, San Jacinto was merged into Safeguard Business Systems, Inc. on the Effective Date. Safeguard Business Systems, Inc. is the surviving corporation. Under the Plan of Reorganization, the Company satisfied the liabilities subject to compromise. An intercompany receivable due from San Jacinto was forgiven by the Company on the Effective Date. Holders of San Jacinto's 12% Senior Subordinated Notes received 4,750,000 shares of common stock, $.01 par value, in the Company, representing 89.7% of the total initial common stock issued. Holders of San Jacinto's 8% Senior Subordinated Notes and 8% Subordinated Debentures received a pro rata share of $104 in cash.

The distributor network for the Company was issued 294,118 shares of common stock, representing 5.6% of the total initial common stock issued by the Company. These shares of common stock will be issued as restricted stock grants with one-third of such shares to vest on each of the first three anniversaries of the Effective Date.

Additionally, the Company established three stock option plans. See discussion of these plans at Note K.

Loan Modifications and Amendments

As part of the Plan of Reorganization, Safeguard Business Systems Inc. modified and amended its loan agreements with Foothill Capital Corporation and Foothill Income Trust, LP, as of the Effective Date. Refer to Note I for balances outstanding on these debt agreements. The significant terms and amendments of these loans are discussed in Note I.

<PAGE F-20>


P.  Bankruptcy Proceedings and Basis of Presentation (continued)

Pro Forma Financial Information and Fresh Start Reporting
The Company adopted "fresh start" reporting upon its merger with San Jacinto, in accordance with guidance from Statement of Position No. 90-7. Such reporting was required since holders of San Jacinto's existing voting shares immediately before the confirmation received 5% of the voting shares of Safeguard, and the fair value of Safeguard's assets immediately prior to the confirmation date was less than the total of all post-petition liabilities and allowed claims, as shown below:

Post-petition liabilities                                    $ 57,248
Liabilities subject to compromise                              72,946
                                                             --------
Total post-petition liabilities and allowed claims            130,194
Reorganization value                                          (60,000)
                                                             --------
Excess of liabilities over reorganization value              $ 70,194
                                                             ========

The reorganization value of the Company was determined by independent valuation, considering several factors and various valuation methods, including discounting cash flow and price/earnings and other applicable ratios. The factors considered included: forecasted operating and cash flow results; discounted residual value at the end of the forecast period based on the capitalized cash flows for the last year of that period; market share and position; competition and general economic considerations; projected sales; and potential profitability. The balance sheet at the Effective Date was prepared using a $60,000 enterprise value of the Company, based upon the independent valuation.


Q. Subsequent Event - Merger Agreement

On April 24, 2003, Safeguard entered into a definitive agreement to be acquired by New England Business Service, Inc. for $72.5 million in cash. The transaction was completed on June 2, 2003, following a merger of Centurion Sub, Inc., an indirect wholly-owned subsidiary of New England Business Service, Inc., with and into the Company, as contemplated under the merger agreement. As a result of the merger, the Company is now an indirect wholly-owned subsidiary of New England Business Service, Inc. The proceeds were used to satisfy existing debt, including term and revolving balances ($17.2 million at June 2, 2003), and for distribution to the Company's existing securityholders. The transaction will be accounted for as a purchase of all of the Company's stock. These financial statements do not reflect any potential adjustments to the assets, liabilities and stockholders' equity that may arise as a result of this pending agreement.


<PAGE F-21>

                 SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               MARCH 31, 2003
                           (Dollars in thousands)
                                (unaudited)
                                                                 March 31,
                                                                    2003
                                                                 -----------
                                      ASSETS                     (unaudited)
Current assets:
  Cash                                                            $      495
  Marketable securities                                                  -
  Trade receivables, net of allowances of
         $220 at March 31, 2003                                       17,469
  Distributor receivables, net of discount and allowances
         of $482 at March 31, 2003                                       489
  Other receivables                                                      348
  Inventories                                                          4,453
  Deferred income taxes                                                  188
  Other current assets                                                 1,319
                                                                 -----------
    Total current assets                                              24,761
Distributor receivables, net of discount and allowances
        of $1,079 at March 31, 2003                                    1,094
Property, plant and equipment, net of accumulated depreciation
         of $4,589 at March 31, 2003                                   8,178
Deferred income taxes                                                  5,951
Other assets                                                             179
Intangible assets, net of accumulated amortization
         of $4,468 at March 31, 2003                                  35,923
                                                                 -----------
    Total assets                                                  $   76,086
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
Current liabilities:
  Current debt obligations                                        $    5,576
  Accounts payable                                                    11,517
  Accrued expenses                                                     8,627
                                                                 -----------
    Total current liabilities                                         25,720
Long term debt                                                         6,459
Other liabilities                                                      4,540
Commitments and contingencies                                              -
                                                                 -----------
    Total liabilities                                                 36,719
                                                                 -----------
Stockholders' equity:
   Common stock, par value $.01 a share:
    Authorized 8,000,000 shares,
    Issued and outstanding 5,296,618 shares                               53
   Additional paid-in capital                                         31,318
   Deferred stock compensation                                          (179)
   Retained earnings                                                   8,364
   Accumulated other comprehensive loss                                 (189)
                                                                 -----------
        Total stockholders' equity                                    39,367
                                                                 -----------
        Total liabilities and stockholders' equity                $   76,086
                                                                 ===========

See notes to consolidated financial statements
<PAGE F-22>

             SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                         (Dollars in thousands)
                               (unaudited)
                                                      Three months ended
                                                            March 31,
                                                              2003
                                                      -------------------


Net sales                                               $         39,610
Operating costs and expenses:
  Cost of sales                                                   19,153
  Selling expense                                                 15,150
  General and administrative
     expense                                                       3,870
  Amortization expense                                               461
                                                        ----------------
       Total operating costs and
            expenses                                              38,634
                                                        ----------------

Operating income                                                     976
Other income, net                                                     43
                                                        ----------------
Income before income taxes                                         1,019
Income tax provision                                                (346)
                                                        ----------------
Net income                                                           673
Other comprehensive income,
     net of tax benefit:
  Foreign currency translation
      adjustment                                                      63
                                                        ----------------
Comprehensive income                                     $           736
                                                        ================

See notes to consolidated financial statements



<PAGE F-23>

                SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)
                                   (unaudited)
                                                           Three months ended
                                                              March 31, 2003
                                                             ----------------
Cash flows from operating activities:
   Net income                                                  $         673
   Adjustments to reconcile net income to
      net cash provided by operating activities:
       Amortization                                                      461
       Depreciation                                                      676
       Deferred income tax provision                                     346
       Amortization of deferred stock compensation                        32
       Non-cash interest                                                  69
       Loss on sale of marketable securities                              15
       Changes in operating assets and liabilities:
        Receivables                                                    1,100
        Inventories                                                     (238)
        Distributor receivables                                          172
        Other assets                                                    (403)
       Accounts payable                                                1,175
       Accrued expenses and other liabilities                           (981)
                                                              --------------
         Net cash provided by operating activities                     3,097
                                                              --------------
Cash flows from investing activities:
  Purchase of machinery and equipment                                   (234)
  Proceeds from sale of marketable securities                            360
                                                              --------------
         Net cash provided by (used in) investing activities             126
                                                              --------------
Cash flows from financing activities:
  Repayment of long-term debt and capital lease obligations           (1,708)
  Net repayments under revolving loans                                (1,630)
                                                              --------------
         Net cash used in financing activities                        (3,338)
                                                              --------------
Effect of exchange rates on cash                                          10
                                                              --------------
Net decrease in cash                                                    (105)
Cash at beginning of year                                                600
                                                              --------------
Cash at end of period                                          $         495
                                                              ==============


Cash paid for interest expense was $439 for the three months ended March 31, 2003.

Cash paid income taxes was $158 for the three months ended March 31, 2003.

The Company acquired $35 of equipment during the three months ended March 31, 2003 utilizing capital leases.

See notes to consolidated financial statements

<PAGE F-24>

            SAFEGUARD BUSINESS SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE THREE MONTHS ENDED MARCH 31, 2003
                            (Unaudited)
        ----------------------------------------------------------

1.    BASIS OF PRESENTATION

The financial statements for the three months ended March 31, 2003 are unaudited but reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of the interim period reflected. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the interim period reported herein are not necessarily indicative of results to be expected for the full year.

The financial statements included herein should be read in conjunction with the financial statements and notes thereto, and the Independent Auditors' Report included elsewhere in this Form 8-K/A for Safeguard Business Systems, Inc. and Subsidiaries (the "Company") for the year ended December 31, 2002. Reference is made to the accounting policies of the Company described in the notes to such financial statements. The Company has consistently followed those policies in preparing these financial statements.

2. Subsequent Event - Merger Agreement

On April 24, 2003, Safeguard entered into a definitive agreement to be acquired by New England Business Service, Inc. for $72.5 million in cash. The transaction was completed on June 2, 2003, following a merger of Centurion Sub, Inc., an indirect wholly-owned subsidiary of New England Business Service, Inc., with and into the Company, as contemplated under the merger agreement. As a result of the merger, the Company is now an indirect wholly-owned subsidiary of New England Business Service, Inc. The proceeds were used to satisfy existing debt, including term and revolving balances ($17.2 million at June 2, 2003), and for distribution to the Company's existing securityholders. The transaction will be accounted for as a purchase of all of the Company's stock. These financial statements do not reflect any potential adjustments to the assets, liabilities and stockholders' equity that may arise as a result of this pending agreement.




<PAGE F-25>


                Index to Unaudited Pro Forma Combined
              Consolidated Condensed Financial Information


Safeguard Business Systems, Inc. and Subsidiaries                  Page
-------------------------------------------------                  ----

Pro Forma Discussion                                               F-27

Pro Forma Combined Condensed Consolidated Balance Sheet as of
        March 29, 2003                                             F-28

Pro Forma Combined Consolidated Statement of Income for the
        Year Ended June 29, 2002                                   F-29

Pro Forma Combined Consolidated Statement of Income for the
        Nine Months Ended March 29, 2003                           F-30

Notes to Pro Forma Combined Condensed Financial Statements         F-31




<PAGE F-26>


      PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL INFORMATION

   On June 2, 2003, New England Business Service, Inc. (the "Company") acquired all of the outstanding stock of Safeguard Business Systems, Inc. and all of the assets of Safeguard Business Systems of Canada, Inc. (collectively "Safeguard")for consideration of approximately $73,400,000 in cash, net of cash acquired. The Company also incurred fees of approximately $1,230,000 in connection with the acquisition.

   The following Pro Forma Combined Condensed Financial Information is unaudited and have been prepared to give effect to (i) the acquisition of Safeguard under the purchase method of accounting, (ii) the arrangements required to finance such acquisition consisting of a loan to the Company of $74,630,000 under its revolving line of credit, and (iii) adjustments based on available information and upon certain assumptions management believes are reasonable under the circumstances, as if this transaction had occurred on March 29, 2003 in the case of the combined condensed balance sheet, or on July 1, 2001 in the case of the pro forma combined condensed statements of income.

   The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the transaction occurred on the dates indicated, nor to project the Company's results of operations for any future period. The Pro Forma Combined Condensed Financial Information should be read in conjunction with the separate audited financial statements and notes thereto of the Company included in its Form 10-K for the year ended June 29, 2002 and the audited financial statements and notes thereto of Safeguard included in this Form 8-K/A.

Certain reclassifications have been made to the Safeguard financial information in order to conform to the manner in which it is presented by the Company.

<PAGE F-27>




                         PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                            March 29, 2003
                                            (Unaudited)
                                           (In Thousands)
                                                                               Pro Forma
                                                     NEBS         Safeguard    Adjustments     Pro Forma
                                                     (1)             (1)        (2)(3)         Combined
                                                   --------       --------     -----------     ---------
ASSETS
Current Assets
  Cash and cash equivalents                        $  5,728       $   495      $               $  6,223
  Accounts receivable - net                          52,795        17,469                        70,264
  Inventories                                        35,036         4,453                        39,489
  Direct mail advertising and other current assets   13,107         2,156          128   (f)     15,391
  Deferred income tax benefit                        11,474           188        1,345   (c)     13,007
                                                   --------       -------      -------         --------
     Total current assets                           118,140        24,761        1,473          144,374
Property and Equipment - net                         70,478         8,178          586   (e)     79,242
Property Held for Sale                                  328                                         328
Deferred Income Tax Benefit                          19,368         5,951       (5,951)  (c)     19,368
Goodwill - net                                       68,066                                      68,066
Other Intangible Assets - net                        47,233        35,923      (35,923)  (g)     47,233
Other Assets                                          2,909         1,273          283   (f)      4,465
Excess of Purchase Price over Net Asset Value                                   67,711   (3)     67,711
                                                   --------       -------     --------         -------
TOTAL ASSETS                                       $326,522       $76,086     $ 28,179         $430,787
                                                   ========       =======     ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                 $ 12,779       $11,517     $  1,230   (d)     25,526
  Accrued expenses                                   44,207        13,167        3,951  (d,h)    61,325
  Obligations under capital lease-
    current portion                                     514           434                           948
  Current portion of long-term debt                                 5,142       (5,142)  (j)          -
                                                   --------       -------      -------         -------
     Total current liabilities                       57,500        30,260           39           87,799
Long-Term Debt                                       96,177         6,459       67,507   (a,j)  170,143
Deferred Income Taxes                                18,008                                      18,008

STOCKHOLDERS' EQUITY
  Common stock                                       15,888            53          (53)  (b)     15,888
  Additional paid-in capital                         59,214        31,318      (31,318)  (b)     59,214
  Unamortized value of restricted stock awards         (633)         (179)         179   (b)       (633)
  Accumulated other comprehensive loss               (3,845)         (189)         189   (b)     (3,845)
  Retained earnings                                 143,875         8,364       (8,364)  (b)    143,875
                                                   --------       -------      -------         -------
     Total Stockholders' Equity                     214,499        39,367      (39,367)         214,499
Less: Treasury stock                                (59,662)                                    (59,662)
                                                   --------       -------      -------         -------
Stockholders' Equity                                154,837        39,367      (39,367)         154,837

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $326,522      $ 76,086     $ 28,179         $430,787
                                                   ========       =======     ========         ========

       See Notes to Pro Forma Combined Condensed Financial Information


<PAGE F-28>

                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Year Ended June 29, 2002
                                        (unaudited)
                         (in thousands except per share amounts)
                                                                   Pro Forma
                                               NEBS     Safeguard  Adjustments  Pro Forma
                                               (1)        (1)         (4)       Combined
                                             --------   ---------  ---------    ---------
NET SALES                                    $557,539   $159,382   $            $716,921
COST OF SALES INCLUDING SHIPPING COSTS        241,908     69,011                 310,919
                                             --------   --------   --------     --------
GROSS PROFIT                                  315,631     90,371                 406,002
OPERATING EXPENSES:
  Selling and advertising                     188,487     66,051     1,452 (a,b) 255,990
  General and administrative                   72,188     16,336                  88,524
  Exit costs                                      700                                700
                                             --------   --------   --------     --------
     Total operating expenses                 261,375     82,387     1,452       345,214

INCOME FROM OPERATIONS                         54,256      7,984    (1,452)       60,788
OTHER INCOME/(EXPENSE):
  Interest income                                 185        384                     569
  Interest expense                            (13,447)    (2,690)   (1,575) (b)  (17,712)
                                             --------   --------   --------     --------
     Total other expense                      (13,262)    (2,306)   (1,575)      (17,143)
                                             --------   --------   --------     --------
INCOME BEFORE INCOME TAXES                     40,994      5,678    (3,027)       43,645
PROVISION FOR INCOME TAXES                     15,742      2,123    (1,162) (c)   16,703
                                             --------   --------   --------     --------
INCOME BEFORE THE EFFECT OF A CHANGE           25,252      3,555    (1,865)       26,942
  IN ACCOUNTING PRINCIPLE

EFFECT OF A CHANGE IN ACCOUNTING               (2,792)                            (2,792)
  PRINCIPLE

NET INCOME                                   $ 22,460   $  3,555   $(1,865)     $ 24,150
                                             ========   ========   ========     ========
PER SHARE AMOUNTS:
  Basic earnings per share
    before the effect of a change in
    accounting principle                     $   1.99                           $   2.12
                                             ========                           ========
  Effect of a change in accounting
    Principle                                $   (.22)                          $   (.22)
                                             --------                           --------
  Basic earnings per share                   $   1.77                           $   1.90
                                             ========                           ========
Diluted earnings per share
    before the effect of a change in
    accounting principle                     $   1.94                           $   2.07
                                             ========                           ========
  Effect of a change in accounting
    Principle                                $   (.21)                          $   (.21)
                                             --------                           --------
  Diluted earnings per share                 $   1.73                           $   1.86
                                             ========                           ========

BASIC WEIGHTED AVERAGE SHARES
 0UTSTANDING                                   12,723                             12,723
     Plus incremental shares from
     assumed conversion of stock
     options                                      283                                283
                                             --------                           --------
DILUTED WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                             13,006                             13,006
                                             ========                           ========

          See Notes to Pro Forma Combined Condensed Financial Information
<PAGE F-29>

                     PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Nine Months Ended March 29, 2003
                                        (unaudited)
                          (in thousands except per share amounts)
                                                                   Pro Forma
                                               NEBS     Safeguard  Adjustments  Pro Forma
                                               (1)         (1)        (4)       Combined
                                             --------   ---------  ---------    ---------
NET SALES                                    $408,717   $119,233   $            $527,950
COST OF SALES INCLUDING SHIPPING COSTS        172,182     50,090                 222,272
                                             --------   --------   --------     --------
GROSS PROFIT                                  236,535     69,143                 305,678
OPERATING EXPENSES:
  Selling and advertising                     140,117     52,819     1,209 (a,b) 194,145
  General and administrative                   55,908     11,822                  67,730
                                             --------   --------   --------     --------
     Total operating expenses                 196,025     64,641     1,209       261,875

INCOME FROM OPERATIONS                         40,510      4,502    (1,209)       43,803
OTHER INCOME/(EXPENSE):
  Interest income                                 110        218                     328
  Interest expense                             (6,677)    (1,654)   (1,518) (b)   (9,849)
  Loss on settlement of interest rate swaps    (3,277)                            (3,277)
  Gain on sale of long-term investment         11,424                             11,424
                                             --------   --------   --------     --------
     Total other income (expense)               1,580     (1,436)   (1,518)       (1,374)
                                             --------   --------   --------     --------
INCOME BEFORE INCOME TAXES                     42,090      3,066    (2,727)       42,429
PROVISION FOR INCOME TAXES                     16,309        906    (1,055) (c)   16,160
                                             --------   --------   --------     --------
NET INCOME                                   $ 25,781   $  2,160   $(1,672)     $ 26,269
                                             ========   ========   ========     ========
PER SHARE AMOUNTS:

  Basic earnings per share                   $   1.98                           $   2.02
                                             ========                           ========
  Diluted earnings per share                 $   1.93                           $   1.97
                                             ========                           ========
BASIC WEIGHTED AVERAGE SHARES
 0UTSTANDING                                   12,991                             12,991
     Plus incremental shares from
     assumed conversion of stock
     options                                      333                                333
                                             --------                           --------
DILUTED WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                             13,324                             13,324
                                             ========                           ========


          See Notes to Pro Forma Combined Condensed Financial Information


<PAGE F-30>





   Notes to Pro Forma Combined Condensed Consolidated Financial Information

1. On June 2, 2003, New England Business Service, Inc. (the "Company") acquired all of the outstanding stock of Safeguard Business Systems, Inc. and all of the assets of Safeguard Business Systems of Canada, Inc. (collectively "Safeguard")for consideration of approximately $73,400,000 in cash, net of cash acquired. The source of the cash component of the purchase price was a loan made to NEBS in the ordinary course of business under a revolving line of credit with Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions. The Company also incurred fees of approximately $1,230,000 in connection with the acquisition.

Safeguard manufactures and markets a line of checks, check-writing systems and business forms to small businesses through a network of approximately 360 distributors in the U.S. and Canada. Safeguard is headquartered in Dallas, Texas, and has operating facilities in Fort Washington, Harleysville, Landsdale and North Wales, Pennsylvania, City of Commerce, California, Tucker, Georgia and Brampton, Ontario.

The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's March 29, 2003 unaudited consolidated balance sheet and Safeguard's unaudited consolidated balance sheet as of March 31, 2003. The Pro Forma Combined Consolidated Statements of Income include the Company's historical results for the applicable periods as previously reported and Safeguard's results for the same periods, derived from management's internal financial statements.

2. The pro forma adjustments to the Combined Condensed Balance Sheets are set forth below:

  a.) The gross purchase price plus fees of $73,400,000 was funded by the borrowing of that amount in cash under a five year, committed, unsecured, revolving line of credit.

  b.) The stockholders' equity amounts of Safeguard have been eliminated as required under the purchase method of accounting.

  c.) Historical Safeguard current and deferred tax balances have been eliminated, as they were not part of the acquisition. Deferred taxes aggregating $1,533,000 have been created based on asset and liability balances established as part of the acquisition accounting that are treated differently under accounting principles generally accepted in the United States of America and tax accounting rules.

  d.) Estimated transaction costs of $1,230,000 and certain other acquisition related liabilities including severance and facility closure costs of $3,300,000 have been accrued and added to the excess of purchase price over the net value of assets acquired.

  e.) Fixed assets have been adjusted to reflect estimated fair market values, resulting in a $586,000 increase in the book value of fixed assets at the time of acquisition.

  f.) Certain long-term receivable balances have been increased by $411,000 to reflect a fair valuation using current discount rates as of the acquisition date.

  g.) Intangible asset balances of Safeguard have been eliminated, as required under the purchase method of accounting.



<PAGE F-31>


  h.) Certain liabilities have been increased by $651,000 to reflect the appropriate valuation using current discount rates as of the acquisition date.

  j.) Long-term debt of Safeguard, excluding capital leases, was repaid by Safeguard concurrent with the acquisition. This debt was not assumed by the Company.

3. For purposes of these Pro Forma Combined Condensed Consolidated Financial Information, the excess of the purchase price over the net value of acquired assets has been shown as a single item on the pro forma combined condensed consolidated balance sheet. The final allocation of the excess of purchase price over net assets acquired is subject to appraisals, evaluations and other studies of the fair value of Safeguard's assets and liabilities. When the actual valuations are completed, value is expected to be ascribed to Safeguard's customer and distributor relationships, their tradename and goodwill. The amortization periods for the customer and distributor relationships is assumed to be 10 years, and the beginning balance has been estimated to be $34,560,000. Tradenames and goodwill will not be amortized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets."

4. The pro forma adjustments to the Combined Consolidated Statements of Income for the year ended June 29, 2002 and the nine months ended March 29, 2003 are set forth below by line item:

    a.) Selling and advertising - to record estimated amortization expense of the customer and distributor relationships intangible asset (fiscal year 2002 - $3,456,000; nine months ended 3/29/03 - $2,592,000),

    b.) Other Income/(Expense) - to eliminate interest expense related to debt obligations not included in the purchase, (fiscal year 2002 - $2,095,000, nine months ended 3/29/03 - $1,234,000), to eliminate amortization expense on intangibles revalued as part of the purchase (fiscal year 2002 - $2,004,000; nine months ended 3/29/03 - $1,383,000), to record interest expense at 5.0% on debt required to complete the purchase based on anticipated balances outstanding (fiscal year 2002 - $3,670,000; nine months ended 3/29/03 - $2,752,000).

    c.) Provision for Income Taxes - to record income taxes at the effective marginal rate.



<PAGE F-32>